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                                                                    EXHIBIT 10.2



                           WAIVER AND AMENDMENT NO. 4
                           --------------------------

     This Waiver and Amendment No. 4, made as of November 13, 2000 (this "Waiver"), is by and among NMT Medical, Inc. (the "Company"), on the one hand, and Whitney Subordinated Debt Fund, L.P. (the "Purchaser"), on the other hand. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Purchase Agreement (as defined below).


                              W I T N E S S E T H:

     WHEREAS, the Company and the Purchaser are parties to the Subordinated Note and Common Stock Purchase Agreement, dated as of July 8, 1998, as amended by (i) Amendment No. 1, dated April 14, 1999, (ii) Amendment No. 2, dated September 13, 1999, and (iii) Amendment No. 3, dated as of April 5, 2000, by and among the Company, the Purchaser, and, for certain purposes, J. H. Whitney & Co. (as so amended, the "Purchase Agreement"), regarding the Company's $20,000,000 subordinated notes due September 30, 2003;

     WHEREAS, the Company has requested the Purchaser to waive compliance with certain covenants contained in the Purchase Agreement for the fiscal quarter ended September 30, 2000 and the Company and Purchaser wish to amend the Purchase Agreement to provide that certain information will be provided and certain covenant compliance will be tested on a monthly basis.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Purchaser hereby waives compliance by the Company with the provisions of Sections 9.8(a), (b), (c), (e) and (f) of the Purchase Agreement solely with respect to the fiscal quarter ended September 30, 2000.

2. The Company acknowledges and agrees that the Company is required to and shall deliver to Purchaser, as soon as available and in any event within thirty
(30) days after the end of each month, beginning with November 2000, the consolidated balance sheet of the Company and its Subsidiaries, as at the end of such month and the related consolidated statements of operations, stockholders' equity (deficit) and cash flow for such month and for the period from the beginning of the then current fiscal year of the Company to the end of such month (and, with respect to financial statements delivered for

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months that are also the last month of any fiscal quarter, accompanied by the related consolidated statements of operations, stockholders' equity (deficit) and cash flow for such fiscal quarter) and a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan. The Company and Purchaser confirm and agree that the financial covenants continued in Sections 9.8 (a)(b)(c) and (f) which require compliance as of the end of the calendar quarter shall be and are hereby amended to require such compliance as of the end of each month beginning November 30, 2000 and, accordingly, wherever there appears in Sections 9.8 (a)(b)(c) and (f) the term "the last day of a calendar quarter" or any similar term, same shall be and hereby is amended to refer to "the last day of a month".

3. This Waiver may be signed in counterparts, and by the various parties on separate counterparts. Each set of counterparts which contains the signature of each of the parties shall constitute a single instrument with the same effect as if the signature thereto were upon the same instrument. The parties hereto agree that each party shall accept facsimile signatures as legally sufficient, binding and admissible evidence of the execution of this Waiver.

4. Except as expressly modified by this Waiver, all of the terms and provisions of the Purchase Agreement, by and among the Company and the Purchaser, and the Notes shall continue in full force and effect and all parties hereto shall be entitled to the benefits thereof

5. This Waiver shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws of such state.

     IN WITNESS WHEREAS, the parties hereto have caused this Waiver to be signed by their respective duly authorized officers as of the date first written above.


                            NMT MEDICAL, INC.


                            By: /s/ John E. Ahern
                               ------------------------------------------
                            Name:  John E. Ahern
                            Title:  President and Chief Executive Officer


                            WHITNEY SUBORDINATED DEBT FUND, L.P.


                            By: /s/ James H. Fordyce
                               ------------------------------------------
                            Name:  James H. Fordyce
                            Title: A General Partner

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